UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2013
GMX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place
9400 North Broadway, Suite 600
Oklahoma City, Oklahoma 73114
(Address of principal executive offices and zip code)

(405) 600-0711
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
As previously reported, on April 1, 2013, the GMX Resources Inc. (the “Company”) filed a voluntary petition (In re: GMX Resources Inc., Debtor, Case No. 13-11456) for reorganization under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”) in the Bankruptcy Court for the Western District of Oklahoma (the “Bankruptcy Court”). Two of the Company’s subsidiaries, Diamond Blue Drilling Co. and Endeavor Pipeline Inc. (each a “Debtor” and, collectively with the Company, the “Debtors”), also filed related petitions with the Bankruptcy Court (Case Nos. 13-11457 and 13-11458, respectively). The Company’s petition and its subsidiaries’ petitions are referred to herein collectively as the “Bankruptcy Case.”

On September 30, 2013, the Debtors entered into a Plan Support Agreement (the “Plan Support Agreement”) among the Debtors, certain of the holders of the Company’s Senior Secured Notes Series A due 2017 and Senior Secured Notes Series B due 2017 (the “Senior Secured Notes”) party thereto (the “Consenting Senior Secured Noteholders”), and the Official Committee of Unsecured Creditors (the “Creditors’ Committee”).
The Plan Support Agreement requires the Consenting Senior Secured Noteholders to vote in favor of and the Creditors’ Committee to support a proposed plan of reorganization of the Company and its subsidiaries consistent with the terms and conditions set forth in the term sheet attached as an exhibit to the Plan Support Agreement (the “Term Sheet”).
The material terms of the plan of reorganization as contemplated by the Term Sheet include, among other things, that:

•	the current debtor-in-possession financing facility will be extended so that the Company may continue operating in Chapter 11 as it seeks confirmation of the proposed plan or reorganization;

•
in exchange for the secured portion of their claims in the approximate amount of $338 million, the holders of the Senior Secured Notes will receive 100% of the equity in the reorganized Company upon its emergence from bankruptcy and/or equity in an affiliate of the reorganized Company;

•	holders of the Company’s Senior Secured Second-Priority Notes due 2018 will be treated as general unsecured creditors;

•	holders of the Company’s general unsecured claims will be treated as follows:

◦	if the general unsecured creditors’ class votes to accept the plan or reorganization:

▪
holders of allowed general unsecured claims would receive interests in a trust (the “Litigation Trust”) funded with (i) $1.5 million in cash; and (ii) the Debtors’ potential causes of action listed on Schedule A to the Restructuring Term Sheet; and

▪	holders of Senior Secured Notes will waive recovery on their unsecured deficiency claim;

◦
if the class of holders of general unsecured claims does not vote to accept the plan of reorganization, the $1.5 million in cash will not be funded in the Litigation Trust and, the holders of Senior Secured Notes and debtor in possession lenders will participate in recovery from the Litigation Trust on account of their DIP loan claims, superpriority adequate protection claims and deficiency claim; and

•	any equity interest in the Company, of any kind, existing prior to the consummation of the restructuring will be cancelled under the terms of the plan of reorganization.

The Consenting Senior Secured Noteholders may terminate the Plan Support Agreement under certain circumstances, including, but not limited to, if (i) the Debtors breach any of their undertakings, representations, warranties or covenants under the Plan Support Agreement which remains uncured, (ii) any ruling or order enjoining the consummation of a material portion of the plan, (iii) the Debtors lose the exclusive right to file and solicit acceptance of a chapter 11 plan, (iv) an examiner with expanded powers is appointed in the Debtors’ cases, a chapter 11 trustee is appointed in the Debtors’ cases, or the Debtors’ cases have been converted into a chapter 7 case or cases, (v) the Debtors or the Creditors’ Committee file any motion or pleading materially inconsistent with the Plan Support Agreement, which is not withdrawn, (vi) the Bankruptcy Court grants relief that is materially inconsistent with the Plan Support Agreement, (vii) the Bankruptcy Court grants relief terminating, annulling or modifying the automatic stay with regard to any material assets of the Debtors, (viii) the Debtors fail to file the plan of reorganization and disclosure statement with the Bankruptcy Court within 10 business days of the execution of the Plan Support Agreement, (ix) the disclosure statement is not approved within 50 days of the execution of the Plan Support

Agreement, (x) if the plan of reorganization has not been approved within 95 days of the execution of the Plan Support Agreement or (xi) if all of the transactions contemplated by the Plan Support Agreement have not been consummated within 120 days of the execution of the Plan Support Agreement.
The Plan Support Agreement and any plan of reorganization remain subject to confirmation by the Bankruptcy Court. On October 2, 2013, the Company filed a Motion to Approve the Plan Support Agreement with the Bankruptcy Court seeking authority to enter into the Plan Support Agreement. A hearing on such motion is scheduled for October 29, 2013 at 9:30 a.m. before the Bankruptcy Court.
ITEM 7.01    REGULATION FD DISCLOSURE.
On October 3, 2013, the Company issued a press release announcing that the Debtors had entered into the Plan Support Agreement and sought approval of the Bankruptcy Court of the Plan Support Agreement.

A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release dated as of October 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.

Date: October 4, 2013	By: Name: Title:	/s/ James A. Merrill James A. Merrill Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated as of October 3, 2013.